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                                                                    EXHIBIT 99.1

                             JOINT FILER INFORMATION

                            OTHER REPORTING PERSON(S)

1.       FRANCIS S. M. CHOU

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     ITEM                                               INFORMATION

Name:                               Francis S. M. Chou

Address:                            110 Sheppard Avenue East, Suite 301, Box 18, Toronto ON M2N 6Y8.

Designated Filer:                   Chou Associates Management Inc.

Date of Event Requiring Statement   June 26, 2008
(Month/Day/Year):

Issuer Name and Ticker or Trading   OVERSTOCK.COM, INC.
Symbol:

Relationship of Reporting           10% Owner
Person(s) to Issuer:

If Amendment, Date Original Filed   Not Applicable
(Month/Day/Year):

Individual or Joint/Group Filing:   Form filed by More than One Reporting Person

Signature:                          Francis S. M. Chou


                                    /s/ Francis S. M. Chou
                                    --------------------------------------------
                                    Name:    Francis S. M. Chou
                                    Date:    July 16, 2008

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